EXHIBIT 23(H)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in TUC Holding Company's registration statement on Form S-3 of our report on the financial statements of Dalen Corporation as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, dated February 24, 1995, included in ENSERCH Corporation's Form 8-K dated May 26, 1995, and to all references to our firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP

                                                  Arthur Andersen LLP

          Dallas, Texas
          August 4, 1997